UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2018

SUNSET ISLAND GROUP
(Exact name of registrant as specified in its charter)

COLORADO

(State or other jurisdiction of incorporation)

333-214643	47-3278534
(Commission File No.)	(IRS Employer Identification No.)

555 NORTH EL CAMINO REAL #A418
SAN CLEMENTE, CA 92672

(Address of principal executive offices) (zip code)

(424) 239-6230

(Registrant’s telephone number, including area code)

______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 7.01 Regulation FD Disclosure.

(1) The Company has received number of inquiries from shareholders. The Company felt it was appropriate to answer the questions through an 8-K instead of emailing the individuals directly.

Q1. What is the status of the manufacturing license?

A1. On January 25, 2018, the Company sent the State of California an updated site plan to include a larger space for the dry room (to accommodate the expected increase in yield) and delineated the space to be used for manufacturing, cultivation and distribution. Typically it takes the State of California a few days to review updated site plans

Q2. Can the Company engage in distribution activities with its other licenses?

A2. Yes, so long as the other cannabis license activities are conducted in distinct separate locations.

(2) On January 22, 2018, Sunset Island Group. (the “Company”) issued a press release announcing that it has received State of California Temporary Authorization to manufacture cannabis products for Adult Use and Medicinal Use. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01, and in Exhibit 99.1, referenced herein is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act or incorporated by reference in any filing under the Securities Act, unless the Company expressly so incorporates such information by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

99.1	Press Release, dated January 22, 2018

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunset Island Group

Dated: January 25, 2018	By:	/s/ Valerie Baugher
	Name:	Valerie Baugher
	Title:	President

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